EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees
Mar Mar Realty Trust
Charlotte, North Carolina

     We consent to the use in this Registration Statement on Form S-11 relating to 11,500,000 Common Shares of Beneficial Interest of Mar Mar Realty Trust of our report dated July 10, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
Charlotte, North Carolina
July 10, 1998